Exhibit 4.1

Execution Version

TALLGRASS ENERGY PARTNERS, LP,

TALLGRASS ENERGY FINANCE CORP.

AND

EACH OF THE GUARANTORS PARTY HERETO

4.75% SENIOR NOTES DUE 2023

INDENTURE

Dated as of September 26, 2018

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Execution Version

i

		Page

Section 12.10	Successors	70
Section 12.11	Severability	71
Section 12.12	Counterpart Originals	71
Section 12.13	Table of Contents, Headings, etc.	71
Section 12.14	Payment Date Other Than a Business Day	71
Section 12.15	Evidence of Action by Holders	71
Section 12.16	U.S.A. Patriot Act	73
Section 12.17	Force Majeure	73

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

THIS INDENTURE dated as of September 26, 2018 is among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined) party hereto and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 4.75% Senior Notes due 2023 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness,” when used with respect to any Sale-leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a limited partnership, the board of directors or other governing body of such limited partnership’s general partner or, if such general partner is itself a limited partnership, then the board of directors or other governing body of its general partner;

(3) with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

As of the Issue Date, the Board of Directors of the Company shall be Tallgrass Equity, the sole member of the General Partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of this Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Subsidiaries) of the Company and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Subsidiary or a Qualifying Owner;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company; or

(3) the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like, other than any merger or consolidation in which the Voting Stock of the Company outstanding immediately prior to the transaction, collectively, is exchanged or converted into more than 50% of the Voting Stock of the surviving entity or any parent thereof.

Notwithstanding the preceding, a conversion of the Company or any of its Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity or any parent thereof, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner or any parent thereof, as applicable, and, in either case no “person,” other than a Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner or any parent thereof, as applicable.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by all three of the Rating Agencies, as a result of which the rating of the Notes on any day during such Ratings Decline Period is below the rating by each Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Clearstream” means Clearstream Banking, société anonyme and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Tallgrass Energy Partners, LP, a Delaware limited partnership, and any and all successors thereto.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after (i) adding the aggregate incremental amount of total assets that would have resulted from an acquisition of assets from an Affiliate that is accounted for as a pooling had it been accounted for using purchase accounting and (ii) deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof (except with respect to payments on the Notes and any exchange, transfer or surrender of the Notes, in which case this address will be U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005) or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 2, 2017, among the Company, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders party thereto, as amended as of July 26, 2018, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the foregoing, and in each case as further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, loan agreements, indentures or other financing agreements in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of a Non-Recourse Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Non-Recourse Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require the Company to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Equity) made for cash on a primary basis by the Company, or other cash equity contribution to the Company, in each case after the date of this Indenture.

“Euroclear” means Euroclear Bank SA/NV and its successors, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means the 5.50% Senior Notes due 2024 and 5.50% Senior Notes due 2028, in each case, of the Issuers.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“Finance Corp.” means Tallgrass Energy Finance Corp., a Delaware corporation, and any and all successors thereto.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Funded Debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Tallgrass MLP GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1) the Wholly Owned Subsidiaries of the Company executing this Indenture as initial Guarantors; and

(2) any other Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business or that are customary in the Permitted Business and not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Subsidiaries entering into the agreement against fluctuations in currency exchanges rates;

(4) any commodity futures contract, commodity option, commodity swap agreement or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed, purchased or sold by that Person or any of its Subsidiaries at the time; and

(5) other agreements or arrangements designed to protect such Person or any of its Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations or Attributable Indebtedness;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations, after giving effect to any netting arrangements;

if and to the extent any of the preceding items (other than letters of credit, bankers’ acceptances, Attributable Indebtedness and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses and trade accounts payable arising in the ordinary course of business or that are customary in the Permitted Business;

(2) any obligation of such Person or any of its Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of such Person and any of its Subsidiaries in the ordinary course of business or that are customary in the Permitted Business, including guarantees and obligations of such Person or any of its Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4) any obligation (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or that is customary in the Permitted Business; provided, however, that such obligation is extinguished within five business days of its incurrence and (b) arising under any treasury or cash management or similar services provided by a bank or other financial institution in the ordinary course of business or that is customary in the Permitted Business;

(5) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); and

(6) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

The term “Indebtedness” also excludes any repayment or reimbursement obligation of such Person or any of its Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Capital One Securities, Inc., Citizens Capital Markets, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means each April 1 and October 1, beginning April 1, 2019, while the Notes are outstanding.

“Investments” means, with respect to any Person, (a) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business or that are customary in the Permitted Business and (2) advances to customers in the ordinary course of business or that are customary in the Permitted Business that are recorded as accounts receivable on the balance sheet of the lender), and (b) purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at October 1, 2020 (as specified in the table in Section 3.07(d) hereof, excluding accrued interest) plus (ii) any required interest payments due on such Note through October 1, 2020 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Subsidiaries (other than a Non-Recourse Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, except, in the case of each of subclauses (a) and (b) for Liens contemplated by clause (10) of the definition of Permitted Liens) and (ii) any guarantee given solely to support such Liens, which guarantee is not recourse to the Company or any Subsidiary (other than a Non-Recourse Subsidiary) or (c) is the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against a Non-Recourse Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (except the Notes) of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Non-Recourse Subsidiary” means any Subsidiary of the Company (1) whose principal purpose is to construct, lease, own or operate assets, or to become a direct or indirect partner, member or other equity participant or owner in a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture created for such purpose (collectively, a “Business Entity”), (2) who is not an obligor or otherwise bound with respect to any Indebtedness other than Non-Recourse Debt, (3) substantially all the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Capital Stock in, or Indebtedness or other obligations of, one or more other Non-Recourse Subsidiaries or Business Entities, and (4) any Subsidiary of a Non-Recourse Subsidiary; provided that such Subsidiary shall be considered to be a Non-Recourse Subsidiary only to the extent that and for so long as each of the above requirements are met.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the Offering Memorandum of the Issuers, dated September 24, 2018, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, with respect to the Company so long as it is a limited partnership, of the General Partner).

“Officers’ Certificate” means a certificate signed on behalf of each Issuer by two of its Officers and that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Pari Passu Debt” means any Funded Debt, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the Notes.

“Permitted Business” means either (1) gathering, transporting, treating, processing, fractionating, marketing, distributing, storing or otherwise handling Hydrocarbons or water business services, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any of the Credit Facilities; provided that, the aggregate principal amount of all Indebtedness incurred thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $2.5 billion and (b) the sum of $2.25 billion and 10.0% of Consolidated Net Tangible Assets;

(2) Liens in favor of the Company or any Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary; provided that such Liens were in existence prior thereto and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company or the Subsidiary (and improvements and accessions thereto and proceeds thereof);

(4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or that are customary in the Permitted Business;

(6) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of the Company or any of its Subsidiaries covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture (other than Liens described in clause (1) above);

(8) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(9) Liens on any property or asset acquired, constructed or improved by the Company or any of its Subsidiaries, which (a) are in favor of the seller of such property or asset, in favor of the Person developing, constructing, repairing or improving such property or asset, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such property or asset, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such property or asset in an amount up to 100% of the fair market value of such acquisition, construction or improvement of such property or asset, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(10) Liens on any assets or properties, or pledges of the Equity Interests, of (a) any Joint Venture owned by the Company or any of its Subsidiaries or (b) any Non-Recourse Subsidiary, in each case, to the extent securing Non-Recourse Debt or other Indebtedness of such Non-Recourse Subsidiary or Joint Venture, other than, in each case, Liens on the Equity Interests of REX;

(11) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

(12) Liens to secure performance of Hedging Obligations of the Company or any of its Subsidiaries;

(13) Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, fractionating, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of the Company and its Subsidiaries or that are customary in the Permitted Business;

(14) Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds;

(15) Liens securing (a) any defeasance trust, provided that such Liens do not extend to any assets or properties that are not part of such defeasance trust, or (b) any Indebtedness equally and ratably with all Obligations due under the Notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.06;

(16) any interest or title of a lessor to any property subject to a Capital Lease Obligation; and

(17) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (16) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such

Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and by an amount equal to any commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements and accessions thereto and proceeds thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means, whether owned or leased on the Issue Date or thereafter acquired:

(1) any of the pipeline assets of the Company or any of its Subsidiaries, including any related facilities employed in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives or petrochemicals;

(2) any processing or manufacturing plant or terminal owned or leased by the Company or any of its Subsidiaries; and

(3) Equity Interests in REX;

except, in the case of clauses (1) and (2) above: (a) any such assets consisting of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles, and (b) any such asset, plant or terminal which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of Company and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Owners” means, collectively, (i) Tallgrass Energy Holdings, LLC and its Subsidiaries, (ii) The Energy & Minerals Group or any individuals that are Affiliates of The Energy & Minerals Group, (iii) Kelso & Company, (iv) Magnetar Capital, (v) any Affiliated fund, holding company or investment vehicle of any Person in clauses (ii) through (iv), (vi) Tallgrass KC, LLC and its Subsidiaries and (vii) David G. Dehaemers, Jr., any family member, heir or estate of David G. Dehaemers, Jr. or any trust or other Persons controlled by or for the benefit of any of the foregoing.

“Rating Agencies” means Moody’s, S&P and Fitch or, if Moody’s, S&P or Fitch shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for any or all of Moody’s, S&P or Fitch, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“REX” means Rockies Express Pipeline LLC, a Delaware limited liability company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Sale-leaseback Transaction” means the sale or transfer by the Company or any of its Subsidiaries of any Principal Property to a Person (other than the Company or any of its Subsidiaries) and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively, plus in the case of both subclauses (x) and (y) of this clause (b) it consolidates the financial results of such partnership or limited liability company with its own financial results in accordance with GAAP.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under this Indenture and on the Notes.

“Tallgrass Equity” means Tallgrass Equity, LLC, a Delaware limited liability company.

“TGE” means Tallgrass Energy, LP, a Delaware limited partnership.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2020; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person (or of its general partner, if such Person is a limited partnership; provided that if such general partner is itself a limited partnership, then of its general partner) that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Alternate Offer”	4.09
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Settlement Date”	4.09
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03

Section 1.03 Certain Provisions of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, notwithstanding the fact that this Indenture will not be qualified under the TIA.

The following TIA terms, to the extent used in this Indenture, have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) unless the context indicates otherwise, “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) “including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it; and

(h) references to sections of or rules under the TIA, the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules enacted by Congress or adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent (at its office in New York, New York indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01 hereof) and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, and interest on, the Notes, and will notify the Trustee of any default by an Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Depositary (A) notifies the Company that it is unwilling or unable to continue to act as Depositary or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either event, a successor Depositary is not appointed by the Company within 90 days; or

(2) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange such Global Note for Definitive Notes.

Upon the occurrence of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) [Intentionally omitted].

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a

Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Intentionally omitted.]

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER IS CONTAINED IN THE INDENTURE, WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE IS CONTAINED IN THE INDENTURE, WHICH CAN BE OBTAINED FROM THE TRUSTEE). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

(8) The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Definitive Notes.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least five Business Days prior to the giving of notice of a redemption, written notice setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price (if then determined and otherwise the method of determination).

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or such other method as the Trustee shall deem appropriate (or, in the case of Notes in global form, the Trustee will select Notes for redemption based on DTC’s operational arrangements).

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail (or send or cause to be sent electronically if DTC is the recipient), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price (if then determined and otherwise the method of determination);

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) any condition precedent to the redemption; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, written notice requesting that the Trustee give such notice and a form of such notice of optional redemption.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption will become irrevocably due and payable (subject to the provisions of the next succeeding sentence) on the redemption date at the redemption price. A notice of redemption may be conditioned on one or more conditions specified in the notice.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, plus accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, plus accrued and unpaid interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or accepted for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to October 1, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture, upon notice as provided in this Indenture, at a redemption price of 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days after the date of the closing of each such Equity Offering.

(b) Prior to October 1, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at a redemption price equal to the sum of:

(1) the principal amount of the Notes redeemed, plus

(2) the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail; provided that the Trustee shall not be responsible for any such calculation.

(c) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.09(h) hereof.

(d) On or after October 1, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2020	102.375%
2021	101.188%
2022	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the applicable provisions of this Article 3.

(f) The Issuers shall not be prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

Section 3.08 Mandatory Redemption.

Except as set forth in Section 4.09 hereof, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, on, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the interest rate on the Notes to the extent lawful; and they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the City and State of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the City and State of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports.

(a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will, within the time periods specified in the Commission’s rules and regulations applicable to non-accelerated filers, furnish, or cause the Trustee to furnish, to the Holders, without cost to the Trustee or the Holders:

(1) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

So long as the Company is a consolidated Subsidiary of TGE (or another parent company) for financial reporting purposes, the Company may satisfy its obligations under this Section 4.03(a) with respect to the information specified in clauses (1) and (2) above by furnishing the corresponding reports of such parent company, within the time periods specified in the Commission’s rules and regulations for filing such corresponding reports; provided, however, that either (i) such parent company has fully and unconditionally guaranteed the Notes pursuant to a supplemental indenture or (ii) the same be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand. The availability of the reports of the Company specified in clauses (1) and (2) above or, to the extent set forth in this Section 4.03(a), the corresponding reports of a parent company, on the Commission’s EDGAR filing system (or any successor filing system) or a publicly available website of the Company or such parent company will be deemed to satisfy the foregoing delivery requirements.

Any and all Defaults or Events of Default arising from a failure to comply with this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders described under Article 6 hereof if all outstanding Notes shall have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(b) The Issuers and the Guarantors will, for so long as any Notes remain outstanding and cannot be resold by non-affiliates without restriction under Rule 144, furnish to the Holders and Beneficial Owners of the Notes and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2018, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Liens.

(a) The Company will not and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt) upon any Principal Property or upon any Equity Interests of any Restricted Subsidiary, owned on the Issue Date or thereafter acquired, unless all payments due under the Notes or any Subsidiary Guarantee of such Subsidiary, as the case may be, are secured on at least an equal and ratable basis or on a senior basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens) upon any Principal Property or upon any Equity Interests of any Restricted Subsidiary.

(b) Notwithstanding Section 4.06(a), the Company may, and may permit any Subsidiary to, create, assume, incur, or otherwise cause or suffer to exist or become effective any Lien upon any Principal Property or Equity Interests of a Restricted Subsidiary to secure Indebtedness that is not excepted pursuant to Section 4.06(a) without securing the Notes, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all other Liens not excepted pursuant to Section 4.06(a), together with all Attributable Indebtedness from Sale-leaseback Transactions, excluding Sale-leaseback Transactions permitted in Section 4.07(a), does not exceed 10% of Consolidated Net Tangible Assets.

(c) Any Lien on property or assets of the Company or any Subsidiary created for the benefit of Holders of the Notes pursuant to this Section 4.06 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure to the Notes.

Section 4.07 Limitations on Sale-leasebacks

(a) The Company will not, and will not permit any Subsidiary to, engage in a Sale-leaseback Transaction, unless:

(1) such Sale-leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Attributable Indebtedness from that Sale-leaseback Transaction is an amount equal to or less than the amount that the Company or such Subsidiary would be allowed to incur as debt secured by a Lien on the Principal Property subject thereto without equally and ratably securing the Notes; or

(4) the Company or such Subsidiary, within a one-year period after such Sale-leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of the Company or any of its Subsidiaries, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of the business of the Company or any of its Subsidiaries.

(b) Notwithstanding Section 4.07(a), the Company may, and may permit any of its Subsidiaries to, effect any Sale-leaseback Transaction that is not excepted pursuant to Section 4.07(a), provided that the Attributable Indebtedness from such Sale-leaseback Transaction, together with the aggregate principal amount of then outstanding Indebtedness secured by Liens upon Principal Properties not excepted in Section 4.06(a), does not exceed 10% of Consolidated Net Tangible Assets.

Section 4.08 Organizational Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence in accordance with the Company’s organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Company.

Section 4.09 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control Triggering Event occurs, unless the Issuers have previously or concurrently given notice of redemption of all of the Notes pursuant to Section 3.07 hereof, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer to purchase any and all of the Notes (a “Change of Control Offer”) on the terms set forth in this Section 4.09. In the Change of Control Offer, the Company will offer a cash payment (a “Change of Control Payment”) equal to 101% (or at the Company’s election, a higher percentage) of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control Triggering Event, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07 hereof, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and further stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Settlement Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest as of the Change of Control Settlement Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or to transfer by book-entry, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Settlement Date;

(6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Settlement Date, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to repurchases.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

(c) Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) On the Change of Control Settlement Date, the paying agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(e) Prior to complying with any of the provisions of this Section 4.09, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding senior Indebtedness or obtain the requisite consents, if any, under all agreements governing such senior Indebtedness to permit the repurchase of Notes required by this Section 4.09.

(f) The provisions of this Section 4.09 that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable, except as provided in Section 4.09(g) hereof.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event (i) if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements of this Section 4.09 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) in connection with a transaction that would constitute a Change of Control, the Company or a third party has made an offer to purchase all Notes properly tendered at a price higher than the Change of Control Payment and has purchased all Notes properly tendered in such offer (an “Alternate Offer”). Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

(h) In the event that the Company (or any third party making the offer as set forth in Section 4.09(g)) purchases 90% or more of the aggregate principal amount of the outstanding Notes pursuant to a Change of Control Offer or Alternate Offer, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in such payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 4.10 Additional Subsidiary Guarantees.

If, after the date of this Indenture, any Subsidiary of the Company (other than Finance Corp.) that is not already a Guarantor guarantees any other Indebtedness of an Issuer under a Credit Facility, then that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit F hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed such Indebtedness.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplement to this Indenture;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent herein relating to such transaction have been satisfied.

(b) This Section 5.01 will not apply to: (1) a merger or consolidation of the Company with an Affiliate solely for the purpose of organizing the Company in another jurisdiction within the United States of America; or (2) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

(c) Notwithstanding the foregoing, the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to the terms of the Notes and this Indenture;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(d) Notwithstanding anything in this Indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

Section 5.02 Successor Company Substituted.

Upon compliance with the requirements of Section 5.01(a) with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01(a) in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such surviving Person had been named as such Issuer in this Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c) failure by the Company to comply with its obligations to offer to repurchase Notes within the time periods set forth, or to consummate a purchase of Notes when required, under the provisions of Section 4.09 hereof or failure by the Company to comply with its obligations under the provisions of Section 5.01 hereof;

(d) failure by the Company for 180 days after notice to (1) the Company by the Trustee or (2) the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions of Section 4.03;

(e) failure by the Company for 60 days after notice to (1) the Company by the Trustee or (2) the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture;

(f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(1) is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if any such Payment Default is cured or waived, or any such acceleration is rescinded, or such Indebtedness is repaid within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(g) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(h) the Company or any of the Company’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of the Company’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(2) appoints a custodian of the Company or any of the Company’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Company or any of the Company’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(j) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company, and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium, if any, on, and interest on the Notes that have become due solely because of the acceleration) have been cured or waived. For the avoidance of doubt, when a Default is cured, or when an Event of Default is deemed cured, such Default, or Event of Default, as the case may be, ceases.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, and interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Section 6.05, the Trustee shall be entitled to security or indemnity from the Holders satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, any Holder of a Note may bring suit to enforce its right to receive payment of principal of, premium, if any, on, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase).

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, on, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and known to a Responsible Officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will send to Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, on, and interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve either Issuer or any of the Guarantors of its obligations hereunder. The Issuers or the Guarantors will defend the claim, and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuers will pay the reasonable fees and expenses of such counsel. None of the Issuers or any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on, and interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Company may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 hereof on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on, and interest on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar concurrent deposit relating to other Indebtedness);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(g) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such funds need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any funds deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries, in trust for the payment of the principal of, premium, if any, on, and interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Company or any of its Subsidiaries) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust funds will thereupon cease; provided, however, that, if any Definitive Note is then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such funds remain unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such funds then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities (including the proceeds thereof) in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such funds in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, on, or interest on, any Notes following the reinstatement of their obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes and Subsidiary Guarantees in the case of a merger or consolidation or disposition of all or substantially all of such Issuer’s or such Guarantor’s properties or assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder, provided that any change to conform this Indenture to the Offering Memorandum will be deemed not to adversely affect such legal rights;

(e) to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.06 hereof;

(f) to provide for the issuance of Additional Notes in accordance with Section 2.02 of this Indenture;

(g) to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in this Indenture; or

(h) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 4.09 hereof) and the Notes and the Subsidiary Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than the minimum required notice period set forth in Section 3.03 or provisions relating to Section 4.09);

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than as permitted in clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.09);

(h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of Section 10.04);

(i) make any change in the preceding amendment, supplement and waiver provisions.

Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against either Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or any of the Guarantors, any amount paid by any of them to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Article 10, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Section 10.01. Each of the Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Article 10.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Notation of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement thereto, will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on the notation of its Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Releases.

The Subsidiary Guarantee of a Guarantor, together with all of its other obligations hereunder, shall be released:

(a) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(b) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;

(c) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

(e) upon the liquidation or dissolution of such Guarantor; or

(f) at such time as such Guarantor does not guarantee any Indebtedness of the Issuers under a Credit Facility other than the Notes and the Existing Notes.

Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium, if any, on, and interest on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article 11), when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest to the date of fixed maturity or redemption (provided that if such redemption is made as provided Section 3.07(b), (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date);

(b) the Issuers or any Guarantor has paid or caused to be paid all other sums payable by the Issuers under this Indenture; and

(c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes of the principal, premium, if any, or interest for whose payment such funds have been deposited with the Trustee; but such funds need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities (including the proceeds thereof) in accordance with Section 11.01 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and each Guarantor’s obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or Paying Agent is permitted to apply such funds in accordance with Section 11.01; provided, however, that if the Issuers have made any payment of principal of, premium, if any, on, or interest on, any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act.

This Indenture will not be qualified under the TIA nor subject to the terms of the TIA, except those provisions of the TIA that are made part of this Indenture by express reference thereto, and without limiting the generality of the foregoing, TIA §316(b) shall have no application to this Indenture.

Section 12.02 Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuers and the Guarantors:

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

Facsimile No.: (913) 928-6041

Attention: General Counsel and Treasurer

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

98 San Jacinto Boulevard

Suite 1500

Austin, Texas 78701

Facsimile No.: (512) 322-8362

Attention: Mollie Duckworth

If to the Trustee:

U.S. Bank National Association

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Facsimile No.: 713-212-3718

Attention: Corporate Trust Services

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic image scan or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, except that all notices and communications to the Depositary as a Holder shall be given in the manner it prescribes, notwithstanding anything to the contrary indicated herein. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate in accordance with TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection set forth in TIA §312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Partners.

None of the General Partner or any director, officer, partner, employee, incorporator, manager, limited partner, or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium, if any, on, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15 Evidence of Action by Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given, made or taken in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 12.15.

Without limiting the generality of this Section 12.15, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other act provided in or pursuant to this Indenture to be given, made or taken by the Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary; and (ii) with respect to any Global Note the Depositary for which is DTC, any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “act” of the Holder of such Global Note, and such act shall be deemed to have been delivered to the Partnership and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 12.15 or elsewhere in this Indenture, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

(d) If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other act, the Issuers may, at their option, by or pursuant to a resolution of each of their Board of Directors, fix in advance a record date for the determination of the Holders entitled to give, make or take such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuers shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of the Holders generally in connection therewith or the date of the most recent list of the Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, then notwithstanding the second sentence of Section 9.04, any instrument embodying and evidencing such request, demand, authorization, direction, notice, consent, waiver or other act may be executed before or after such record date, but only the Holders of record at the close of business on such record date (whether or not such Persons were Holders before, or continue to be Holders after, such record date) shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have given, made or taken such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such act by the Holders of record on any record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after such record date.

(e) Subject to Section 9.04, any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.16 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following pages]

SIGNATURES

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its General Partner

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and
Chief Financial Officer

TALLGRASS ENERGY FINANCE CORP.

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and
Chief Financial Officer

[Signature Page to Indenture]

GUARANTORS:

TALLGRASS MLP OPERATIONS, LLC
TALLGRASS INTERSTATE GAS TRANSMISSION, LLC
TALLGRASS MIDSTREAM, LLC
TRAILBLAZER PIPELINE COMPANY LLC
TALLGRASS ENERGY INVESTMENTS, LLC
TALLGRASS PONY EXPRESS PIPELINE, LLC
TEP REX HOLDINGS, LLC
BNN SOUTH TEXAS, LLC
BNN WATER SOLUTIONS, LLC
BNN WESTERN, LLC
BNN REDTAIL, LLC
BNN RECYCLE, LLC
BNN GREAT PLAINS, LLC
ALPHA RECLAIM TECHNOLOGY, LLC
TALLGRASS NATGAS OPERATOR, LLC
TALLGRASS TERMINALS, LLC
TALLGRASS STERLING TERMINAL, LLC
STANCHION ENERGY, LLC
TALLGRASS MIDSTREAM GATHERING, LLC
TALLGRASS CHEYENNE CONNECTOR HOLDINGS, LLC
CHEYENNE CONNECTOR PIPELINE, INC.
BNN NORTH DAKOTA, LLC
TALLGRASS IRON HORSE HOLDINGS, LLC
TALLGRASS IRON HORSE OPERATOR, LLC
TALLGRASS COLORADO PIPELINE, INC.
SEAHORSE PIPELINE, LLC

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and
Chief Financial Officer

CHEYENNE CONNECTOR, LLC

By:	Tallgrass Cheyenne Connector Holdings LLC, its sole member

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and
Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP
4.75% Senior Notes due 2023
No.	$

TALLGRASS ENERGY PARTNERS, LP

TALLGRASS ENERGY FINANCE CORP.

promise to pay, jointly and severally, to                      or registered assigns, the principal sum of                                  DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note]* on October 1, 2023.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its General Partner,

By:
Name:
Title:

TALLGRASS ENERGY FINANCE CORP.

By:
Name:
Title:

*	This phrase should be included only if the Notes is issued in global form.

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

Dated:

[BACK OF NOTE]

4.75% SENIOR NOTES DUE 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), and Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally promise to pay or cause to be paid interest on the principal amount of this Note at 4.75% per annum from September 26, 2018 until maturity. The Issuers will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2019. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the interest rate on the Notes to the extent lawful; and they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of September 26, 2018 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to October 1, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture, upon notice as provided in the Indenture, at a redemption price of 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(A) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within 180 days after the date of the closing of each such Equity Offering.

(b) Prior to October 1, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to the sum of the principal amount of the Notes redeemed, plus the Make Whole Premium at, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date.

(c) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.09(h) of the Indenture.

(d) On or after October 1, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2020	102.375%
2021	101.188%
2022	100.000%

(e) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. Except as set forth in Section 4.09 of the Indenture, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.

(7) REPURCHASE AT THE OPTION OF HOLDER. If there is a Change of Control Triggering Event, except as provided in Section 4.09 of the Indenture, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% (or, at the Company’s election, a higher percentage) of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail (or send or cause to be sent electronically if DTC is the recipient), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any transfer taxes or similar governmental charges permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes and Subsidiary Guarantees by a successor to such Issuer or such Guarantor pursuant to the Indenture; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, provided that any change to conform the Indenture to the Offering Memorandum will be deemed not to adversely affect such legal rights; (v) to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.06 of the Indenture; (vi) to provide for the issuance of Additional Notes in accordance with Section 2.02 of the Indenture; (vii) to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture; or (viii) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes, (iii) failure by the Company to comply with its obligations to offer to repurchase Notes within the time periods set forth, or to consummate a purchase of Notes when required, under the provisions of Section 4.09 of the Indenture or failure by the Company to comply with its obligations under the provisions of Section 5.01 of the Indenture; (iv) failure by the Company for 180 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions of Section 4.03 of the Indenture; (v) failure by the Company for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company or any of its Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay certain final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (ix) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company, and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, under the circumstances set forth in Article 6 of the Indenture, or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes. The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

Facsimile No.: (913) 928-6041

Attention: General Counsel and Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                           to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

☐	Section 4.09

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Tallgrass Energy Partners, LP

Tallgrass Energy Finance Corp.

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

U.S. Bank National Association

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Re: 4.75% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of September 26, 2018 (the “Indenture”), among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                  (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies to the Issuers and the Trustee that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 87470LAE1), or

(ii)	☐ Regulation S Global Note (CUSIP U8302LAF5), or

(iii)	☐ IAI Global Note (CUSIP __________); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 87470LAE1), or

(ii)	☐ Regulation S Global Note (CUSIP U8302LAF5), or

(iii)	☐ IAI Global Note (CUSIP __________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Tallgrass Energy Partners, LP

Tallgrass Energy Finance Corp.

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

U.S. Bank National Association

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Re: 4.75% Senior Notes due 2023

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of September 26, 2018 (the “Indenture”), among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies to the Issuers and the Trustee that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Tallgrass Energy Partners, LP

Tallgrass Energy Finance Corp.

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

U.S. Bank National Association

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Re: 4.75% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of September 26, 2018 (the “Indenture”), among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of

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Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

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EXHIBIT E

[FORM OF NOTATION OF SUBSIDIARY GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of September 26, 2018 (the “Indenture”), among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, on, and interest on, the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, on, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of each of the Guarantors to the Holders and to the Trustee pursuant to its Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , 20            , among                              (the “Guaranteeing Subsidiary”), a Subsidiary of Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), the Company, Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 26, 2018 providing for the issuance of 4.75% Senior Notes due 2023 (the “Notes”);

WHEREAS, Section 4.10 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its General Partner

By:
Name:
Title:

TALLGRASS ENERGY FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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